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                                                                      Exhibit 23



                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in this Annual Report on Form 10-K of Tuscarora Incorporated of our report dated October 15, 1999 included in the Annual Report to Shareholders of Tuscarora Incorporated for the fiscal year ended August 31, 1999.

Our audits also included the financial statement schedule of Tuscarora Incorporated listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 33-35373 and 333-06111) pertaining to the 1989 Stock Incentive Plan of Tuscarora incorporated; Form S-8 (No. 333-57833) pertaining to the 1997 Stock Incentive Plan of Tuscarora Incorporated; and Form S-8 (No. 333-35587) pertaining to the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees of our report dated October 15, 1999 with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Tuscarora Incorporated.



                                             /s/ Ernst & Young LLP
                                             --------------------------------
                                             Ernst & Young LLP



Pittsburgh, Pennsylvania
November 24, 1999